UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

LIQUIDIA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Merger Transaction

Agreement and Plan of Merger

Overview

On June 29, 2020 (the “Signing Date”), Liquidia Technologies, Inc., a Delaware corporation (“Liquidia Technologies”), and RareGen, LLC, a Delaware limited liability company (“RareGen”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Liquidia Technologies, RareGen, Gemini Merger Sub I, Inc., a Delaware corporation (“Liquidia Merger Sub”), Gemini Merger Sub II, LLC, a Delaware limited liability company (“RareGen Merger Sub”), PBM RG Holdings, LLC, a Delaware limited liability company, as Members’ Representative, and Liquidia Corporation, a newly formed Delaware corporation (“Liquidia Corporation” and, together with Liquidia Technologies, “Liquidia”). Under the terms of the Merger Agreement, Liquidia Merger Sub, a wholly owned subsidiary of Liquidia Corporation, will merge with and into Liquidia Technologies (the “Liquidia Technologies Merger”), and RareGen Merger Sub, a wholly owned subsidiary of Liquidia Corporation, will merge with and into RareGen (the “RareGen Merger” and, together with the Liquidia Technologies Merger, the “Merger Transaction”). Upon consummation of the Merger Transaction, the separate corporate existences of Liquidia Merger Sub and RareGen Merger Sub will thereupon cease and Liquidia Technologies and RareGen will continue as wholly owned subsidiaries of Liquidia Corporation.

About RareGen and the Promotion Agreement

RareGen provides strategy, investment, and commercialization for rare disease pharmaceutical products. RareGen has a small, targeted sales force focused on cardiology and pulmonology specialties. Pursuant to a Promotion Agreement, dated as of August 1, 2018 (the “Promotion Agreement”), as amended, between RareGen and Sandoz Inc. (“Sandoz”), RareGen owns the exclusive rights to conduct any and all promotional and non-promotional activities to encourage the appropriate use of the first-to-file substitutable generic Remodulin® (treprostinil injection) for the treatment of patients with pulmonary arterial hypertension (PAH) (the “Product”) in the United States. In consideration for RareGen conducting such activities, RareGen receives a portion of the net profits generated from the sales of the Product.

The Promotion Agreement, unless earlier terminated, initially extends until the eight (8) year anniversary of the first commercial sale of the generic product by Sandoz, which occurred on or about March 25, 2019 (the “Initial Term”). The Promotion Agreement automatically renews for successive two year terms unless the Initial Term or any renewal period is earlier terminated (such renewal terms, collectively with the Initial Term, the “Term”). Upon the closing of the Merger Transaction, RareGen will become a subsidiary of Liquidia Corporation, and RareGen will assume RareGen’s primary responsibilities under the Promotion Agreement, including sales and marketing. RareGen and Sandoz are jointly responsible for commercial strategy and payer strategy. Sandoz will continue to hold the Abbreviated New Drug Application (ANDA), manage the supply chain, recognize and report revenue, and manage contracts with payers.

On April 16, 2019, Sandoz and RareGen filed a complaint against United Therapeutics Corporation (“United Therapeutics”) and Smiths Medical ASD, Inc. (“Smiths Medical”) in the District Court of New Jersey (Case No. No. 3:19-cv-10170) (the “Litigation”), alleging that United Therapeutics and Smiths Medical violated the Sherman Antitrust Act of 1890, state law antitrust statutes and unfair competition statutes by engaging in anticompetitive acts regarding the drug treprostinil for the treatment of PAH. On March 20, 2020, Sandoz and RareGen filed a first amended complaint adding a claim that United Therapeutics breached a settlement agreement that was entered into in 2015, in which United Therapeutics agreed to not interfere with Sandoz’s efforts to launch its generic treprostinil, by taking calculated steps to restrict and interfere with the launch of Sandoz’s competing generic product. United Therapeutics developed treprostinil under the brand name Remodulin® and Smiths Medical manufactured a pump and cartridges that are used to inject treprostinil into patients continuously throughout the day. Sandoz and RareGen allege that United Therapeutics and Smiths Medical entered into anticompetitive agreements (i) whereby Smiths Medical placed restrictions on the cartridges such that they can only be used with United Therapeutics’ branded Remodulin® product and (ii) requiring Smiths Medical to enter into agreements with specialty pharmacies to sell the cartridges only for use with Remodulin®. Liquidia Corporation or its subsidiaries post-closing will not be entitled to any proceeds resulting from, or bear any financial or other liability for, the Litigation.

Liquidia Technologies Merger

In the Liquidia Technologies Merger, each outstanding share of common stock, $0.001 par value per share, of Liquidia Technologies (“Liquidia Technologies Common Stock”), whether certificated or held in book-entry form, will automatically convert into one share of common stock, $0.001 par value per share, of Liquidia Corporation (“Liquidia Corporation Common Stock”), and such shares of Liquidia Technologies Common Stock converted into Liquidia Corporation Common Stock will be cancelled. In addition, (i) each outstanding option and warrant to purchase shares of Liquidia Technologies Common Stock will be assumed by Liquidia Corporation and will thereafter represent the right to purchase a like number of shares of Liquidia Corporation Common Stock on the same terms and conditions, including vesting and exercise price per share, currently applicable to such option or warrant, as applicable, and (ii) each outstanding restricted stock unit to acquire shares of Liquidia Technologies Common Stock will be assumed by Liquidia Corporation and will thereafter represent the right to acquire a like number of shares of Liquidia Corporation Common Stock on the same terms and conditions, including vesting, currently applicable to such restricted stock unit.

Consideration to RareGen

At the closing of the RareGen Merger, RareGen members will receive an aggregate of (i) 6,166,666 shares of Liquidia Corporation Common Stock, including 616,666 shares of Liquidia Corporation Common Stock (the “Holdback Shares”), which will be withheld from RareGen members on the closing date of the Merger Transaction (the “Closing Date”) to secure the indemnification obligations of RareGen members, as further described below; and (ii) 2,708,333 shares of Liquidia Corporation Common Stock (the “Net Sales Earnout Shares”), based on the amount of net sales of the Product during 2021.

The Holdback Shares may be reduced by: (i) the portion of the Holdback Shares, if any, used to satisfy the obligations of the RareGen members to the Liquidia indemnitees in accordance with Article 7 of the Merger Agreement; and (ii) the portion of the Holdback Shares, if any, to the extent reasonably necessary to serve as security for any unresolved or unsatisfied claims for losses incurred by an indemnified party (the “Reserve Shares”). The Holdback Shares remaining after giving effect to the reductions set forth in clauses (i) and (ii) in the immediately preceding sentence are referred to in the merger agreement as the “Remaining Holdback Shares.” The Remaining Holdback Shares shall be disbursed to Computershare Trust Company, N.A. (the “Exchange Agent”) for the benefit of the RareGen members, on March 31, 2022, and the Reserve Shares shall be disbursed to the Exchange Agent, for the benefit of the RareGen members upon the final resolution of any unresolved claim to which such Reserve Shares were subject.

Board of Directors Post-Closing

Immediately after completion of the Merger Transaction, the Liquidia Corporation board of directors (the “Liquidia Corporation Board”) will consist of nine directors, including: (i) seven members of the Liquidia Technologies board of directors (the “Liquidia Technologies Board”) as of immediately prior to the Signing Date; and (ii) two current members of the RareGen board of directors, namely Roger A. Jeffs, Ph.D. and Paul B. Manning. It is currently anticipated that a member of the Liquidia Technologies board of directors will resign on the Closing Date. Furthermore, the Liquidia Corporation executive officers will consist of the Liquidia Technologies executive officers.

Closing Conditions

The completion of the Merger Transaction is subject to the satisfaction or waiver of certain conditions, including, but not limited to: (i) affirmative approval of the holders of a majority of Liquidia Technologies Common Stock; (ii) the approval to list the Liquidia Corporation Common Stock on the Nasdaq Capital Market, subject to official notice of issuance; (iii) the absence of any law or order prohibiting the Merger Transaction; (iv) the registration statement on Form S-4 used to register the Liquidia Corporation Common Stock being declared effective by the U.S. Securities and Exchange Commission (the “SEC”); (v) the receipt of all necessary approvals and consents to the Merger Transaction; (vi) Liquidia Technologies having closed on an equity financing of at least $50 million prior to the closing of the Merger Transaction; (vii) the Lock-Up Agreements described below executed and delivered by certain RareGen members; (viii) RareGen and the Members’ Representative having entered into that certain Litigation Funding and Indemnification Agreement, by and between RareGen and the Members’ Representative regarding the Litigation (the “Litigation Funding and Indemnification Agreement”); (ix) Liquidia having taken all necessary action to ensure that the Liquidia Corporation Board as of the Closing Date consists of nine directors, including Dr. Jeffs and Mr. Manning; (x) that certain Services Agreement, dated August 7, 2018, as amended, between RareGen and PBM Capital Group, LLC (“PBM Capital Group”) being terminated or, by agreement of Liquidia, RareGen and PBM Capital Group, amended and restated, in either case as of the effective time of the Merger Transaction; (xi) all RareGen officers, directors and Joint Steering Committee members pursuant to the Promotion Agreement (except for Scott Moomaw, RareGen’s Chief Operating Officer) having resigned, and Mr. deGoa’s employment agreement with RareGen having been terminated; and (xii) RareGen having cash as of the Closing Date equal to at least $1,000,000. In addition, each of Liquidia Technologies’ and RareGen’s obligations to complete the Merger Transaction is subject to certain other conditions, including (a) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (b) compliance of the other party with its covenants in all material respects; and (c) the absence of a material adverse effect on the other party.

Covenants

The Merger Agreement contains customary representations, warranties and covenants by Liquidia Technologies and RareGen, including a non-solicitation provision. In addition, Liquidia Technologies is obligated under the Merger Agreement to promptly call a special meeting of its stockholders (the “Special Meeting”) for the purposes of adopting the Merger Agreement and approving the Liquidia Merger and any other transactions contemplated by the Merger Agreement, and to use its best efforts to hold the Special Meeting as soon as practicable after the date on which the Form S-4 (as defined below) becomes effective, and in any event on or before the date that the Form S-4 is declared effective. Furthermore, the Liquidia Technologies Board is required under the Merger Agreement to recommend that the Liquidia stockholders vote in favor of the adoption of the Merger Agreement and the Liquidia Merger (the “Liquidia Recommendation”).

Termination

The Merger Agreement may be terminated by the mutual written consent of Liquidia Technologies and RareGen. The Merger Agreement also contains certain termination rights, subject to certain customary exceptions, including, among others, the right of either party to terminate if (i) the Merger Transaction shall not have become effective by December 31, 2020, (ii) the consummation of the Merger Transaction has been restrained enjoined or otherwise prohibited, (iii) Liquidia stockholder approval of the Merger Agreement and Merger Transaction is not obtained, (iv) the other party materially breaches its representations and covenants or fails to perform a covenant and such breach is not cured within 30 days following receipt by the breaching party of such material breach or failure. The Merger Agreement also provides that Liquidia Technologies may terminate the Merger Agreement if, among other things, the Liquidia Technologies Board determines to accept a “Superior Proposal” (as defined in the Merger Agreement) from a third party, but only after Liquidia Technologies (x) provides RareGen with not less than five business days’ notice of its determination to accept such Superior Proposal, including all material terms thereof and (y) fulfills its obligations in the Merger Agreement upon such termination. Further, RareGen may terminate the Merger Agreement if Liquidia Technologies or the Liquidia Technologies Board has withheld, withdrawn or modified, or publicly proposed to withhold, withdraw or modify in a manner adverse to RareGen, the Liquidia Recommendation following the receipt of an unsolicited Alternative Proposal (a “Change in Recommendation”).

In the event the Merger Agreement is terminated by (i) Liquidia Technologies on account of Liquidia Technologies accepting a Superior Proposal from a third party, or (ii) RareGen on account of Liquidia Technologies or the Liquidia Technologies Board having made a Change in Recommendation to Liquidia Technologies stockholders, then Liquidia Technologies shall pay to RareGen a termination fee equal to $7,500,000 no later than two business days after the date on which such termination fee becomes due. Except as provided above, whether or not the Merger Transaction is completed, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring the fees or expenses, except that all Transaction Expenses shall be paid by RareGen.

The Merger Agreement also contains mutual customary indemnification obligations of each of RareGen and Liquidia.

The Merger Agreement and the above description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Liquidia or RareGen or their respective affiliates or equity holders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Liquidia. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Liquidia and its subsidiaries included in reports, statements and other filings made with the SEC.

Support Agreements

In connection with Merger Transaction, (i) Mr. Fowler, Liquidia’s Chief Executive Officer and a director, (ii) Canaan VIII L.P. (“Canaan”), a principal stockholder of Liquidia, (iii) Eshelman Ventures, LLC and Fredric N. Eshelman (together, “Eshelman”), together a principal stockholder of Liquidia Technologies, and (iv) an additional principal stockholder of Liquidia Technologies (collectively the “Supporting Stockholders” and individually a “Supporting Stockholder”) have entered into separate irrevocable support agreements with Liquidia and RareGen (collectively, the “Support Agreements” and individually a “Support Agreement”).

Pursuant to the Support Agreements, the Supporting Stockholders have agreed to, among other things, to the extent permitted by applicable law, rule or regulation, vote all of the Liquidia Technologies Common Stock owned by them and entitled to vote thereon (i) in favor of the adoption and approval of the Merger Agreement and the consummation of the Merger Transaction and the transactions contemplated therein, and the other related ancillary agreements at every meeting of the stockholders of Liquidia Technologies at which such matters are considered and at every adjournment or postponement thereof; and (ii) against (1) any “Takeover Proposal” (as defined therein) with respect to Liquidia, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Liquidia Technologies under the Merger Agreement (as defined below) or of the Supporting Stockholder under the Support Agreement and (3) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the transactions contemplated in the Merger Agreement and the other ancillary agreements or the fulfillment of each party’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of capital stock of Liquidia Technologies (including any amendments to Liquidia’s organizational documents).

The Supporting Stockholders have appointed Liquidia Corporation and any officer of Liquidia Corporation as their irrevocable proxy and attorney-in-fact, with full power of substitution and resubstitution to vote during the term of the Support Agreement. In addition, each of Mr. Fowler, Canaan and Eshelman have agreed not to transfer any of their shares of Liquidia Technologies Common Stock, and each of the Supporting Stockholders have agreed not to deposit any such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares, and not to grant a proxy or power of attorney in respect of such shares until the termination date of the Support Agreement. The Support Agreements will terminate upon the earlier of (i) the consummation of the Merger Transaction and (ii) the date on which the Merger Agreement is validly terminated in accordance with its terms.

To the extent applicable, the Supporting Stockholders also (i) waive, and agree not to assert or perfect, any rights of appraisal or rights to dissent from the Merger Transaction that the Supporting Stockholder may have by virtue of ownership of the shares of Liquidia common stock and (ii) agrees (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Liquidia Corporation, Liquidia Technologies, Liquidia Merger Sub, RareGen, RareGen Merger Sub or any of their respective affiliates relating to the negotiation, execution or delivery of the Support Agreement or the Merger Agreement or the consummation of the transactions contemplated thereby, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of the Support Agreement or the Merger Agreement or (2) alleging a breach of any fiduciary duty of the Liquidia Technologies Board in connection with the Support Agreement, the Merger Agreement or the transactions contemplated thereby.

As of the Signing Date, the Supporting Stockholders collectively hold and are entitled to vote in the aggregate approximately 38.5% of the issued and outstanding shares of Liquidia Technologies Common Stock entitled to vote at the Special Meeting.

Lock-Up Agreements

In connection with the Merger Transaction, each current RareGen member receiving Liquidia Corporation Common Stock in exchange for their RareGen common units has agreed that, without the prior written consent of Liquidia Corporation, it will not, subject to limited exceptions, among other things, offer, sell, contract to sell, pledge, or otherwise dispose of, or to enter into any hedging or swap transaction with respect to, any shares of Liquidia Technologies Common Stock acquired at the closing of the Merger Transaction for a period ending six months after the Closing Date solely with respect to the shares of Liquidia Corporation Common Stock acquired in the Merger Transaction on the Closing Date.

RareGen members will not enter into a lock-up agreement for any shares of Liquidia Corporation Common Stock acquired after the Closing Date, such as upon the acquisition of Holdback Shares or Net Sales Earnout Shares. The foregoing obligations of RareGen members will also apply to any permitted post-closing transferees during the lock-up period.

For the avoidance of doubt, the lock-up agreement shall not apply to shares of Liquidia Corporation Common Stock, as applicable, or any derivative securities of Liquidia, which are beneficially owned before or following the date of the applicable lock-up agreement, other than the particular shares subject to the lock-up agreement.

Joinder and Second Amendment to Amended and Restated Loan and Security Agreement

On June 29, 2020, the Company, HoldCo, Liquidia Merger Sub and RareGen Merger Sub entered into a Joinder and Second Amendment (the “Second Amendment”) to Amended and Restated Loan and Security Agreement, dated as of October 26, 2018 (the “A&R LSA”), with Pacific Western Bank (the “Bank”), pursuant to which, among other things, (i) HoldCo, Liquidia Merger Sub and RareGen Merger Sub have executed a joinder to the A&R LSA for the purpose of acknowledging that it shall be a “Borrower” along with the Company thereunder and, in connection therewith, collaterally assign and transfer to the Bank, and grant the Bank a continuing security interest in, all of such parties’ now owned and existing or hereafter acquired and arising assets of “Collateral” (as defined in the A&R LSA), (ii) the Borrowers shall not make any payments pursuant to the Litigation Funding and Indemnification Agreement without the Bank’s consent unless such payments are reimbursed within 30 days and do not exceed $250,000 at any time and (iii) the definition of “Permitted Indebtedness” was amended to accommodate the transactions contemplated by the Litigation Funding and Indemnification Agreement.

The foregoing descriptions of the Merger Agreement, Support Agreements, lock-up agreements and Second Amendment do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement, forms of Support Agreements, form of lock-up agreement and Second Amendment, copies of each of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 7.01	Regulation FD.

On June 29, 2020, Liquidia Technologies issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

See the Exhibit Index attached hereto.

Cautionary Statements Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed merger transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. Liquidia Technologies and RareGen caution readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability to obtain Liquidia Technologies stockholder and regulatory approvals, or the possibility that they may delay the Merger Transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the Merger Transaction, (ii) the risk that a condition to closing of the Merger Transaction may not be satisfied; (iii) the ability of Liquidia Technologies and RareGen to integrate their businesses successfully and to achieve anticipated cost savings and other synergies, (iv) the possibility that other anticipated benefits of the proposed Merger Transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed Merger Transaction that could be instituted against Liquidia, RareGen or their respective officers or directors, (vi) possible disruptions from the proposed Merger Transaction that could harm Liquidia’s or RareGen’s business, including current plans and operations, (vii) the ability of Liquidia Technologies or RareGen to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with employees, customers, suppliers, licensees, collaborators, business partners or other parties resulting from the announcement or completion of the Merger Transaction, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger Transaction that could affect Liquidia Technologies’ and/or RareGen’s financial performance, (x) certain restrictions during the pendency of the Merger Transaction that may impact Liquidia Technologies’ or RareGen’s ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, global pandemics such as coronavirus, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed Merger Transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed Merger Transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Liquidia’s or RareGen’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Liquidia nor RareGen assumes any obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information and Where to Find It

In connection with the proposed Merger Transaction, Liquidia will be filing documents with the SEC, including the filing by Liquidia Corporation of a registration statement on Form S-4, and Liquidia intends to mail a proxy statement regarding the proposed Merger Transaction to its stockholders that will also constitute a prospectus of Liquidia. After the registration statement is declared effective, Liquidia plans to mail to its stockholders the notice of internet availability of the definitive proxy statement/prospectus and may also file other documents with the SEC regarding the proposed Merger Transaction. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document which Liquidia may file with the SEC. Investors and security holders of Liquidia and RareGen are urged to read the registration statement, the proxy statement/prospectus and any other relevant documents, as well as any amendments or supplements to these documents, carefully and in their entirety when they become available because they will contain important information. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Liquidia through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of Liquidia at the following: Liquidia Technologies, Inc., P.O. Box 110085, Research Triangle Park, North Carolina 27709, Attention: Jason Adair, jason.adair@liquidia.com, (240) 372-1664.

Participants in the Solicitation

Liquidia, RareGen and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger Transaction and related matters. Information regarding Liquidia Technologies’ directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Liquidia Technologies’ Form 10-K for the year ended December 31, 2019 and its proxy statement filed on April 28, 2020, which are filed with the SEC. Additional information will be available in the registration statement on Form S-4 and the proxy statement/prospectus when they become available.

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
99.1	Press Release of Liquidia Technologies, Inc., dated June 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2020	Liquidia Technologies, Inc.

	By:	/s/ Richard D. Katz, M.D.
		Name:	Richard D. Katz, M.D.
		Title:	Chief Financial Officer

Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

LIQUIDIA TECHNOLOGIES, Inc.

Pursuant to Section 242 of the General Corporation Law

of the State of Delaware

LIQUIDIA TECHNOLOGIES, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.       Article Fourth, Section A of the Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware on July 30, 2018 (the “Certificate of Incorporation”) is hereby amended and restated in its entirety to read as follows:

“A.    The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Seventy Million (70,000,000) shares, consisting of: Sixty Million (60,000,000) shares of common stock, $0.001 par value per share (the “Common Stock”), and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

2.       The foregoing amendment of the Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3.       This amendment to the Certificate of Incorporation shall be effective on and as of the filing date of this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its duly authorized officer, and the foregoing facts stated herein are true and correct.

Dated: June 19, 2020	LIQUIDIA TECHNOLOGIES, INC.

	By:	/s/ Neal F. Fowler
Name: Neal F. Fowler
Title: Chief Executive Officer

Exhibit 99.1

Liquidia Technologies, Inc.
419 Davis Drive, Suite 100
Morrisville, NC 27560

MEDIA RELEASE
www.liquidia.com

Liquidia to Acquire RareGen, LLC, and Expand Presence in PAH

•	Acquisition Bolsters Liquidia’s Capabilities in Pulmonary Arterial Hypertension (PAH) and Commercial Readiness for LIQ861, if Approved

•	Two New Directors, - Roger Jeffs, Ph.D. and Paul Manning, to Join Board Concurrent with Acquisition Close

RESEARCH TRIANGLE PARK, N.C., June 29, 2020 - Liquidia Technologies, Inc. (NASDAQ: LQDA), a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel products using its proprietary PRINT® technology, announced it has entered into a definitive agreement to acquire RareGen, LLC, a portfolio company of PBM Capital, through an all-stock merger. Liquidia and RareGen will consolidate under a new holding company, to be named Liquidia Corporation, which is expected to trade on the Nasdaq Capital Market under the ticker symbol “LQDA,” as the successor to Liquidia Technologies. RareGen provides strategy, investment, and commercialization for rare disease pharmaceutical products. RareGen has a small, targeted sales force focused on PAH.

RareGen acquired the right to promote Sandoz’s first-to-file generic of Remodulin® (treprostinil) for the treatment of patients with PAH. In March 2019, Sandoz and RareGen launched their generic treprostinil injection, making it the first generic of Remodulin® to market. Liquidia Corporation will assume RareGen’s responsibilities under the agreement with Sandoz following closing of the merger transaction.

This acquisition reinforces Liquidia’s commitment to the PAH community and continued pursuit to address the unmet needs of patients and the healthcare professionals who treat them. The potential introduction of LIQ861 as a more convenient inhaled treprostinil over the currently available inhaled option, combined with RareGen’s parenteral treprostinil option emphasizes Liquidia’s commitment to addressing the patient continuum of treatment. In addition, these combined entities further enhance the organization’s knowledge base, customer reach and commercial planning in preparation for the potential launch of LIQ861, if approved.

“The acquisition of RareGen creates tremendous value for Liquidia’s stockholders and, most importantly, patients,” stated Neal Fowler, Chief Executive Officer of Liquidia. “RareGen offers a knowledgeable team and scalable sales force, coupled with rights to commercialize an important PAH product that complements Liquidia’s lead product candidate in PAH, LIQ861. The acquisition of RareGen bolsters Liquidia’s ability to advance much needed treatment options for the PAH community."

Following the closing of the merger transaction, Liquidia and RareGen will be wholly owned operating subsidiaries of Liquidia Corporation. Under the terms of the merger agreement, Liquidia will acquire 100 percent ownership of RareGen for 6,166,666 shares of Liquidia Corporation common stock. RareGen members are entitled to receive between 1,458,333 and 2,708,333 shares of additional Liquidia Corporation common stock if certain RareGen net sales thresholds are met in 2021. The transaction was approved by the boards of directors of Liquidia and RareGen and is expected to close in the fourth quarter of 2020, subject to customary closing conditions, including approval by Liquidia Technologies stockholders and a registration statement on Form S-4 being declared effective by the Securities and Exchange Commission (SEC). Under the terms of the merger agreement, at the close of the transaction Liquidia Technologies stockholders will receive an identical number of shares of Liquidia Corporation common stock in exchange for their Liquidia Technologies common stock.

Liquidia Technologies, Inc.
419 Davis Drive, Suite 100
Morrisville, NC 27560
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www.liquidia.com

At the closing of the merger transaction, two of RareGen’s current directors, Paul B. Manning, of PBM Capital Group, a current investor in Liquidia and beneficial owner of a majority of RareGen’s equity, and Roger A. Jeffs, Ph.D., former Co-CEO of United Therapeutics, will join the Liquidia Corporation Board of Directors and one member of the current Liquidia Board of Directors will resign, resulting in a nine member board of directors post-closing.

“The combined company formed through this transaction aims to expand access and treatment options for PAH patients,” said Paul Manning, President and CEO of PBM Capital Group. “We are excited about LIQ861 and think it will offer a more convenient, and portable treatment option for inhaled Treprostinil. RareGen’s commitment to, and knowledge in the PAH space will amplify Liquidia’s efforts to support this difficult-to-treat patient group.

Certain of Liquidia’s stockholders, representing approximately 38.5 percent of its current outstanding common stock, have agreed to vote in favor of the merger agreement.

Jefferies LLC acted as exclusive financial advisor, and DLA Piper LLP acted as legal counsel, to Liquidia in connection with the transaction.

About Liquidia

Liquidia is a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel products using its proprietary PRINT® technology to transform the lives of patients. PRINT is a particle engineering platform that enables precise production of uniform drug particles designed to improve the safety, efficacy and performance of a wide range of therapies. Currently, Liquidia is focused on the development of two product candidates for which it holds worldwide commercial rights: LIQ861 for the treatment of pulmonary arterial hypertension (PAH) and LIQ865 for the treatment of local post-operative pain. Liquidia is headquartered in Research Triangle Park, NC. For more information, please visit www.liquidia.com.

About RareGen

RareGen is a portfolio company of PBM Capital Group, a healthcare investment firm. RareGen provides strategy, investment, and commercialization for rare disease pharmaceutical products. RareGen has a national sales force focused on cardiology and pulmonology specialties.

Liquidia Technologies, Inc.
419 Davis Drive, Suite 100
Morrisville, NC 27560

MEDIA RELEASE
www.liquidia.com

Important Information About the Transaction and Where to Find It

In connection with the proposed merger transaction, Liquidia will be filing documents with the SEC, including the filing by Liquidia Corporation of a registration statement on Form S-4, and Liquidia Technologies intends to mail a proxy statement regarding the proposed merger transaction to its stockholders that will also constitute a prospectus of Liquidia. After the registration statement is declared effective, Liquidia Technologies plans to mail to its stockholders the notice of internet availability of the definitive proxy statement/prospectus and may also file other documents with the SEC regarding the proposed merger transaction. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document which Liquidia may file with the SEC. Investors and security holders of Liquidia Technologies and RareGen are urged to read the registration statement, the proxy statement/prospectus and any other relevant documents, as well as any amendments or supplements to these documents, carefully and in their entirety when they become available because they will contain important information. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Liquidia through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of Liquidia at the following:

Liquidia Technologies, Inc.

Jason Adair
Investor Relations
240.372.1664
Jason.adair@liquidia.com

Participants in the Solicitation

Liquidia, RareGen and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction and related matters. Information regarding Liquidia Technologies’ directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Liquidia Technologies’ Form 10-K for the year ended December 31, 2019 and its proxy statement filed on April 28, 2020, which are filed with the SEC. Additional information will be available in the registration statement on Form S-4 and the proxy statement/prospectus when they become available.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Liquidia Technologies, Inc.
419 Davis Drive, Suite 100
Morrisville, NC 27560

MEDIA RELEASE
www.liquidia.com

Cautionary Statements Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed merger transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. We caution readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability to obtain Liquidia Technologies stockholder and regulatory approvals, or the possibility that they may delay the merger transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the merger transaction, (ii) the risk that a condition to closing of the merger transaction may not be satisfied; (iii) the ability of Liquidia Technologies and RareGen to integrate their businesses successfully and to achieve anticipated cost savings and other synergies, (iv) the possibility that other anticipated benefits of the proposed merger transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed merger transaction that could be instituted against Liquidia, RareGen or their respective officers or directors, (vi) possible disruptions from the proposed merger transaction that could harm Liquidia Technologies’ or RareGen’s business, including current plans and operations, (vii) the ability of Liquidia Technologies or RareGen to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with employees, customers, suppliers, licensees, collaborators, business partners or other parties resulting from the announcement or completion of the merger transaction, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger transaction that could affect Liquidia’s and/or RareGen’s financial performance, (x) certain restrictions during the pendency of the merger transaction that may impact Liquidia Technologies’ or RareGen’s ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, global pandemics such as coronavirus, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed merger transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Liquidia Technologies’ or RareGen’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Liquidia Technologies nor RareGen assumes any obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Liquidia Technologies, Inc.
419 Davis Drive, Suite 100
Morrisville, NC 27560

MEDIA RELEASE
www.liquidia.com

Contact Information

Media:
Michael Parks
Corporate Communications
484.356.7105
michael.parks@liquidia.com

Investors:
Jason Adair
Vice President, Corporate Development and Strategy
919.328.4400
jason.adair@liquidia.com